EXHIBIT 23.D


                  CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER





Farmland Industries, Inc.:


We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.


                               James H. Glen, Jr.
                               INTERSTATE/JOHNSON LANE CORPORATION

January 20, 1995